Exhibit 99.1






FOR IMMEDIATE RELEASE


December 4, 2007


Contact: Laura Ulbrandt
         (212) 460-1900



              LEUCADIA NATIONAL CORPORATION ANNOUNCES CASH DIVIDEND
              -----------------------------------------------------




New York, New York - December 4, 2007 - Leucadia National Corporation (NYSE:LUK) announced today that its Board of Directors has declared a cash dividend equal to $.25 per Leucadia common share payable on December 28, 2007 to record holders of Leucadia common shares on December 17, 2007.